UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisors Series Trust
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ActivePassive Small/Mid Cap Growth Fund

Advisors Series Trust
615 E Michigan Street
Milwaukee, WI 53202

____________________________
INFORMATION STATEMENT

This Information Statement is being mailed on or about January 5, 2010 to shareholders of record as of December 15, 2009 (the “Record Date”).  The Information Statement is being provided to shareholders of the ActivePassive Small/Mid Cap Growth Fund (the “Fund”), a series of Advisors Series Trust, 615 E. Michigan St. Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC order”) that the Trust and the advisor to the Fund, FundQuest Incorporated (“FundQuest” or the “Advisor”), received from the Securities and Exchange Commission (the “SEC”).  Under the SEC order, the Advisor may, subject to the Trust’s Board of Trustee’s (the “Board”) approval, enter into or materially amend sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund. The Board reviews the sub-advisory agreements annually.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement with Eagle Asset Management, Inc. (“Eagle”), a new sub-advisor for the Fund effective November 16, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing this Information Statement. One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ACTIVEPASSIVE FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-877-273-8635.

THE ADVISOR AND ITS ADVISORY AGREEMENT

FundQuest Incorporated, located at One Winthrop Square, Boston, MA 02110, serves as investment advisor to the following nine funds (collectively referred to as the “Funds”), all of which are series of the Trust:

ActivePassive Emerging Markets Equity Fund
ActivePassive Global Bond Fund
ActivePassive Intermediate Municipal Bond Fund
ActivePassive Intermediate Taxable Bond Fund
ActivePassive International Equity Fund
ActivePassive Large Cap Growth Fund
ActivePassive Large Cap Value Fund
ActivePassive Small/Mid Cap Growth Fund
ActivePassive Small/Mid Cap Value Fund

The Advisor entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated December 24, 2007, as continued on December 10, 2009, to serve as the Investment Advisor to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on December 31, 2007.  The Advisory Agreement continued in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board or by vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Advisor, and by the Advisor upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Advisor, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder. As compensation for its services, the Advisor receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee, the Advisor pays sub-advisors a sub-advisory fee. The Advisor currently utilizes eight (8) sub-advisors, not all of which are currently active in managing one or more of the Funds. Under the Advisory Agreement, the Advisor monitors the performance of sub-advisors on an ongoing basis. Factors it considers with respect to each sub-advisor include, among others:

•	the qualifications of the sub-advisor’s investment personnel,
•	the sub-advisor’s investment philosophy and process, and
•	the sub-advisor’s long-term performance results.

The Advisor considers these collectively as “the “Sub-advisor Factors.”  Each sub-advisor serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-advisor manages the portion of the investment portfolio allocated to it by the Advisor, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

Eagle began serving as the sub-advisor to the Fund on November 16, 2009.  The prior sub-advisor, Ashfield Capital Partners, LLC (“Ashfield”), served as the sub-advisor to the Fund from December 31, 2007 through November 15, 2009.  After reviewing the services provided by Ashfield since the Fund’s inception, as well as the Fund’s underperformance against its benchmark, the Advisor decided to terminate the investment sub-advisory agreement with Ashfield, effective November 15, 2009, and recommend Eagle as the new sub-advisor to the ActivePassive Small/Mid Cap Growth Fund.

At a regular meeting of the Trust’s Board held on September 10, 2009, the Board, including the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved a new Sub-advisory Agreement with Eagle for the ActivePassive Small/Mid Cap Growth Fund.  The terms and conditions of the new Sub-advisory Agreement with Eagle are generally similar in all material respects to the terms and conditions of the previous Sub-advisory Agreement with Ashfield, which the Board last reviewed and approved at its Board meeting held on December 12, 2007.  The fees payable to Eagle under its Sub-advisory Agreement, though subject to different breakpoints than had been the case with Ashfield, do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

In approving the Sub-advisory Agreement, the Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the Fund. The Board further considered factors it deemed relevant with respect to the Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-advisor to the Fund; (2) the investment  performance of the Fund and its sub-advisor; (3) the costs of the services to be provided and profits to be realized by the sub-advisor and its affiliates from the sub-advisor’s relationship with the Fund; (4) the extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates. In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Advisor, the sub-advisor, or their affiliates, from the sub-advisor’s relationship with the Fund. The Board concluded that any fall-out benefits resulting from the engagement of the sub-advisor were such that they did not impact the Board’s conclusion that the proposed sub-advisory fees were reasonable.

The Board noted that Eagle’s fees would continue to be paid entirely by the Advisor so that no additional expenses would be borne by shareholders for the engagement of Eagle.  The Board considered the scope and quality of services to be provided by the sub-advisor, including the fact that the sub-advisor pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services. The Board also considered the qualifications and experience of the portfolio managers responsible for managing the sub-advisor’s portion of the Fund.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-advisor. Based on these considerations, the Board was satisfied, with respect to Eagle and the Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-advisor’s services and (2) the sub-advisor’s compensation is fair and reasonable.  The Board was also assisted by the advice of independent counsel in making this determination.  Based on the foregoing, the Board, including the Independent Trustees, unanimously approved the Sub-advisory Agreement with Eagle.  As a result of the Board’s determination, Eagle became a sub-advisor to the ActivePassive Small/Mid Cap Growth Fund effective November 16, 2009.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH EAGLE

The terms and conditions of the new Sub-advisory Agreement with Eagle are generally similar in all material respects to the terms and conditions of the prior Sub-advisory Agreement with Ashfield.  Under the new Sub-advisory Agreement with Eagle, as under the prior Sub-advisory Agreement with Ashfield, Eagle will, subject to the direction and control of the Advisor and the Board of Trustees and in accordance with the investment objective and policies of the ActivePassive Small/Mid Cap Growth Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  As with the prior Sub-advisory Agreement with Ashfield, the new Sub-advisory Agreement with Eagle provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-advisory Agreement with Eagle, as with the prior Sub-advisory Agreement with Ashfield, also can be terminated at any time, without the payment of any penalty, by the Board, the Advisor, Eagle, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  Similarly to the prior Sub-advisory Agreement with Ashfield, the new Sub-advisory Agreement with Eagle terminates automatically in the event of an assignment.

Under the new Sub-advisory Agreement with Eagle, as under the prior Sub-advisory Agreement with Ashfield, Eagle’s fees are based on the assets that Eagle is responsible for managing.  Under both the prior and new Sub-advisory Agreements, the sub-advisory fee is paid by the Advisor out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees Eagle receives are included in the Advisor’s advisory fees set forth below.  For its services under the investment advisory agreement with the Trust, the Advisor receives an advisory fee from the Fund, computed daily and payable monthly, in accordance with the following schedule:

ActivePassive Small/Mid Cap Growth Fund
Fees received by Advisor from Fund	0.80% of average net assets
Fees received by Eagle from Advisor	0.45% on first $50 million of average net assets and 0.40% thereafter

The Advisor has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes and extraordinary expenses, of the ActivePassive Small/Mid Cap Growth Fund at 1.50% for Class A shares.

INFORMATION REGARDING EAGLE

As the sub-advisor to the Fund, Eagle seeks to achieve the ActivePassive Small/Mid Cap Growth Fund’s investment objective of long-term capital appreciation by investing, under normal conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of small and medium capitalization U.S. companies or in mutual funds or ETFs that invest primarily in those equity securities.  The Fund defines small and medium capitalization stocks as stocks of those companies represented by the Russell 2000® Growth Index and Russell Midcap® Growth Index, respectively.  As of the most recent reconstitution, companies in the Russell 2000® Growth Index and the Russell Midcap® Growth Index have market capitalizations ranging from $167 million to $2.75 billion and from $1.36 billion to $19.14 billion, respectively.  Effective February 28, 2010, the Fund will define small and medium capitalization companies as stocks of those companies represented by the Russell 2500TM Index.  As of the most recent reconstitution, companies in the Russell 2500TM Index have market capitalizations ranging from $78 million to $3.9 billion.  The Fund’s investments in equity securities may include direct investments in common stocks, preferred stocks, convertible securities of companies that the Advisor or Sub-Advisor believe have the potential for growth and actively managed mutual funds, as well as passive investments in similar types of securities through ETFs and mutual funds.  The securities held by underlying ETFs and mutual funds may or may not be companies listed in the Russell 2000® Growth, the Russell Midcap® Growth or the Russell 2500TM Indices.

Eagle, located at 880 Carillon Parkway, St. Petersburg, Florida 33716, is wholly-owned by Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, a financial services holding company, and has been an SEC-registered investment adviser since 1984.  Eagle provides discretionary investment management services to both institutional clients and retail clients.  The Chief Executive Officer of Eagle is Richard K. Riess.  In addition to serving as Chief Executive Officer, Mr. Riess serves as a Director for Eagle along with Stephen G. Hill and Thomas A. James.

Eagle’s portion of the ActivePassive Small/Mid Cap Growth Fund is managed by Mr. Bert L. Boksen, CFA and Mr. Eric Mintz, CFA.  Mr. Boksen has 32 years of investment experience and is responsible for the management of small cap growth portfolios.  Before joining Eagle in 1995, he served at Raymond James & Associates as Chief Investment Officer and as Chairman of the Raymond James Focus List Committee.  Prior to his tenure at Raymond James & Associates, he was an analyst for Standard & Poor’s.  Mr. Boksen earned a B.A. from City College of New York in 1970 and an M.B.A. from St. John’s University in 1977.  He is a Chartered Financial Analyst (CFA) charterholder.

Mr. Mintz has 14 years of investment experience and covers the energy, industrials, and materials sectors.  Prior to joining Eagle in 2005, he was a Vice President of equity research at the Oakmont Corporation, a private investment firm, providing research support for various investment portfolios and a hedge fund from 1999 to 2005.  He also spent four years with Raymond James & Associates, as a Research Associate covering the entertainment and leisure industries.  He earned a B.A. in Economics from Washington & Lee University, and an M.B.A. from the University of Southern California.  He is a Chartered Financial Analyst (CFA) charterholder.

Other Investment Companies Advised or Sub-Advised by Eagle.  Eagle currently acts as advisor to the following registered investment companies (mutual funds) having similar investment objectives and policies to those of the ActivePassive Small/Mid Cap Growth Fund. The table below also states the approximate size of these mutual funds as of December 15, 2009, the current advisory fee rate for the mutual funds as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets as of December 15, 2009	Advisory Fee Rate	Applicable Fee Waiver or Expense Reimbursement
Eagle Small Cap Growth Fund	$333.6 million	0.60%
Eagle has contractually agreed to cap its investment advisory fee and/or reimburse certain expenses of the fund through February 28, 2010 to the extent that annual operating expenses exceed 1.50% of the Class A average daily net assets, 2.30% of the Class C average daily net assets, 0.95% of the Class I average daily net assets, 1.70% of the Class R-3 average daily net assets and 0.95% of the Class R-5 average daily net assets.

Eagle Mid Cap Growth Fund	$161.4 million	0.60%
Eagle has contractually agreed to cap its investment advisory fee and/or reimburse certain expenses of the fund through February 28, 2010 to the extent that annual operating expenses exceed 1.50% of the Class A average daily net assets, 2.30% of the Class C average daily net assets, 0.95% of the Class I average daily net assets, 1.75% of the Class R-3 average daily net assets and 0.95% of the Class R-5 average daily net assets.

BROKERAGE COMMISSIONS
For the fiscal year ended October 31, 2009, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND
ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual and semiannual report is available on request, without charge, by writing to the ActivePassive Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-877-273-8635.

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Funds.  For each person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parents are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the ActivePassive Small/Mid Cap Growth Fund:

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services LLC FBO Customers 200 Liberty Street New York, NY 10281	Fidelity Management & Research Co.	DE	68.55%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The ActivePassive Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at ActivePassive Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling 1-877-273-8635.